UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights		The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 2, 2023, Plaintiff Anthony Franchi (“Plaintiff”) filed a verified complaint (the “Complaint”) in the action styled Franchi v. Steinberg, C.A. No. 2023-0486-JTL (Del. Ch.) (the “Action”) against Defendants Jonathan Steinberg, Harold Singleton III, Frank Salerno, Win Neuger, Daniela Mielke, Smita Conjeevaram, Anthony Bossome, Deborah A. Fuhr, and Lynn S. Blake (collectively, the “Director Defendants”) and Nominal Defendants Continental Stock Transfer & Trust Company (“Continental”) and WisdomTree, Inc. (the “Company”), collectively, the “Defendants.” The Action challenged certain provisions of the Stockholder Rights Agreement, dated March 17, 2023 (the “Rights Agreement”), that would expire by its terms unless approved by a stockholder vote at the Company’s June 16, 2023 annual meeting (the “Ratification Proposal”).

Plaintiff alleged that it was a breach of the Director Defendants’ fiduciary duties to adopt the Rights Agreement insofar as it could be breached by any stockholders collectively owning more than 10% of the Company (or 20% in the case of passive stockholders) entering into any agreement, arrangement, or understanding (“AAU”) concerning voting on the Ratification Proposal itself.

Although the Company and Director Defendants did not believe the Rights Agreement required amendment under applicable law and that no breach of fiduciary duties occurred, to avoid the costs, risks, and uncertainties inherent in litigation, on May 4, 2023, Defendants amended the Rights Agreement to provide that it would not be triggered by an AAU concerning voting on the Ratification Proposal (the “Amended Rights Agreement”), which mooted Plaintiff’s claims.

On May 24, 2023, the Court entered an Order dismissing the Action with prejudice as to Plaintiff and without prejudice as to any actual or potential claims of any other members of the putative class. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Action and the Amended Rights Agreement.

In order to avoid the time and expense of continued litigation, the parties have agreed to resolve Plaintiff’s counsel’s application for fees in exchange for a payment by the Company of $485,000 to Plaintiff’s counsel for attorneys’ fees and expenses.

On June 30, 2023, the Court entered an order closing the case, subject to the Company filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE, INC.

Date: July 5, 2023	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer

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